Exhibit 21.1

SPAR Group, Inc.
List of Subsidiaries

Owned Subsidiaries		State or Country of Incorporation
SPAR Acquisition, Inc.	100%	Nevada
SPAR Assembly & Installation, Inc. (f/k/a SPAR National Assembly Services, Inc.)	100%	Nevada
SPAR Canada Company	100%	Nova Scotia, Canada
SPAR Canada, Inc.	100%	Nevada
SPAR Group International, Inc.	100%	Nevada
SPAR, Inc.	100%	Nevada
SPAR International Ltd.	100%	Cayman Islands
SPAR Marketing Force, Inc.	100%	Nevada
SPAR Trademarks, Inc.	100%	Nevada
SPAR Merchandising Romania, Ltd. (inactive and being dissolved)	100%	Romania
SPAR China Ltd.	100%	China
SPAR FM Japan, Inc.	100%	Japan
SPAR (Shanghai) Field Marketing Ltd. (inactive) [1]	100%	China
SGRP Brasil Participações Ltda. ("Brazil Holdings")8A	100%	Brazil
SPAR NMS Holdings, Inc.	100%	Nevada
NMS Retail Services, ULC	100%	Nova Scotia, Canada

Owned Subsidiaries		State or Country of Incorporation
National Merchandising Services, LLC[2]	51%	Nevada
Resource Plus of North Florida, Inc. (RPI")	51%	Florida
BDA Resources, LLC[3]	36.2%	Florida
Leasex, LLC. (Operated by and with RPI)	51%	Florida
Mobex of North Florida, Inc. (Operated by and with RPI)	51%	Florida
SGRP Meridian Proprietary Limited ("Meridian")[4]	51%	South Africa
CMR-Meridian Proprietary Limited[5]	51%	South Africa
Bordax Retail Services (Pty) Ltd [5]	51%	South Africa
Bordax Retail Services Gauteng (Pty) Ltd [5]	51%	South Africa
SPARFACTS Australia (Pty), Ltd.[6]	51%	Australia
SPAR (Shanghai) Marketing Management Company Ltd.[7]	51%	China
Unilink7A	51%	China
SPAR DSI Human Resource Company7B	38.5%	China
SPAR TODOPROMO, SAPI, de CV	51%	Mexico
SPAR NDS Tanitim Ve Danismanlik A.S.	51%	Turkey
SPAR KROGNOS Marketing Private Limited	51%	India
Preceptor Marketing Services Private Limited	51%	India
SPAR Brasil Serviços de Merchandising e Tecnologia S.A. ("SPAR Brazil")8B	51%	Brazil
SPAR Brasil Serviços Ltda. (f/k/a New Momentum Ltda.)8C	51%	Brazil
SPAR Brasil Serviços Temporários Ltda. (f/k/a New Momentum Serviços Temporários Ltda.)8C	51%	Brazil
Plus Trade Do Brasil Prestacao De Servicos Ltda[9]	51%	Brazil
SPAR Brasil Servicos Ltda [9]	51%	Brazil
SGRP Servicos Ltda[9]	51%	Brazil

1 Dissolved on November 29, 2022.

2 The Company sold its 51% interest in this joint venture effective December 31, 2023.

3 RPI owns a 70% interest in BDA Resource, LLC, a Florida limited liability company.

4 The Company has entered into an agreement to sell its 51% interest in this joint venture.  See Note 15 Subsequent Events, above.

5 Owned by and being sold with Meridian.

6 The Company sold its 51% interest in this joint venture effective December 31, 2023.

7 The Company has entered into an agreement to sell its 51% interest in this joint venture.  See Note 15 Subsequent Events, above.

7A Owned by and being sold with SPAR (Shanghai) Marketing Management Company Ltd.

7B Inactive and being liquidated.  It is 75.5% Owned by and being sold with SPAR (Shanghai) Marketing Management Company Ltd.

8A The Company owns 100% of SGRP Brasil Participações Ltda. ("Brazil Holdings") and has entered into an agreement to sell Brazil Holdings (the "Brazil Holdings Sale").  See Note 15, Subsequent Events, above.

8B Brazil Holdings owns 51% of SPAR Brasil Serviços de Merchandising e Tecnologia S.A. ("SPAR Brazil"), and Brazil Holdings will continue to own those interests after the Brazil Holdings Sale.

8C Brazil Holdings effectively owns slightly more than 51% of this subsidiary since SPAR Brazil owns 99% and Brazil  Holdings owns 1% of the equity in this subsidiary, and SPAR Brazil and Brazil Holdings will continue to own those equity interests after the Brazil Holdings Sale.

9
The Company effectively owns 51% of this subsidiary since we believe SPAR Brazil owns 100% of this subsidiary, and SPAR Brazil will continue to own those interests after the Brazil Holdings Sale.